Page 14 of 67 Pages

                                    EXHIBIT I


                    THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, ASSIGNED OR OTHERWISE TRANSFERRED OR DISPOSED EXCEPT IN COMPLIANCE WITH SUCH ACT AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER.

US $2,000,000                                                 New York, New York
                                                                January 26, 1998

                               T/F PURIFINER, INC.

                12% SENIOR SUBORDINATED CONVERTIBLE NOTE DUE 2003

                    T/F Purifiner, Inc., a Delaware corporation (the "Issuer"), for value received hereby promises to pay to Quantum Industrial Partners LDC or registered assigns (the "Holder") the principal amount of TWO MILLION DOLLARS ($2,000,000) plus any accrued and unpaid interest at such place or such bank account in the United States of America as the Holder may from time to time direct on January 1, 2003 in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                    This Security is issued pursuant to a Note Exchange Agreement dated as of January 26, 1998 by and between the Issuer and the Holder (the "Exchange Agreement"). This Security is transferable and assignable at any time, in whole or in part, to one or more purchasers or other persons. The Issuer agrees to issue from time to time replacement Securities in the form hereof to facilitate such transfers and assignments. In addition, after delivery of an indemnity in form and substance satisfactory to the Issuer, the Issuer also agrees to issue replacement Securities for the Security which have been lost, stolen, mutilated or destroyed.

                    The  Issuer  shall keep at its  principal  office a register
(the "Register") in which shall be entered the names and addresses of the registered holder(s) of the Security and particulars of all transfers of the Security. The ownership of the Security shall be proven by the Register. For the purpose of paying interest and principal on the Security, the Issuer shall be entitled to rely on the name(s) and address(es) in the Register and notwithstanding anything to the contrary contained in this Security, no Event of Default (as defined below) shall occur under Section 6 if payment of principal is made in accordance with the names and addresses and particulars contained in the Register.

                    No provision of this Security shall alter or impair the obligations of the Issuer, which are absolute and unconditional, to pay the principal of and interest on this Security at the place, times, rate, and in the currency, herein prescribed.

                                                             Page 15 of 67 Pages


1.        Principal and Interest
          ----------------------

                    The principal of this Security shall bear interest at the rate of 12% per annum (the "Interest Rate") which shall accrue from the most
                             --------------
recent Interest Payment Date to which interest has been paid on this Security, or if no interest has been paid on this Security from December 19, 1997 until payment in full of the principal amount has been made and be payable in cash quarterly on April 1, July 1, October 1 and January 1 of each year (an "Interest
                                                                        --------
Payment  Date"),  commencing  on April 1, 1998,  to the Holder  hereof until the
-------------
principal amount is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment will be paid to the Holder of the Security at the close of business on the Record Date for the interest payable on such Interest Payment Date. The "Record Date" for any
                                                            -----------
interest payment is the close of business on March 15, June 15, September 15 or December 15, as the case may be, whether or not a Business Day, immediately preceding the Interest Payment Date on which such Interest is payable; provided,
                                                                       ---------
however,  that at the  option of the  Company,  on any  Interest  Payment  Date,
-------
interest may, in lieu of being paid in cash, accrue and be added to the principal balance of this Security. "Business Day" means any day except a
                                         -------------
Saturday, Sunday or other day on which commercial banks in the City of New York are authorized by law to close.

                    Any amounts that have become due and payable hereunder and remain unpaid by the Issuer shall accrue interest thereafter until payment in full of such amount at the rate of fifteen percent (15%) (the "Default Rate")
                                                                 -------------
per annum and shall be payable upon demand by the Holder.


                    Interest, whether at the Interest Rate or the Default Rate, will be computed on the basis of a fraction, the denominator of which is 360 and the numerator of which is the actual number of days elapsed from the date such interest becomes due and payable.

                    Each of the Interest Rate and the Default Rate shall be effective both before and after any judgment may be rendered in a court of competent jurisdiction, provided, however, that if either the Interest Rate or Default Rate is deemed to be in excess of the amount permitted to be charged by the Issuer under applicable laws, the Holder shall be entitled to collect an Interest Rate or Default Rate, as the case may be, only at the highest rate permitted by law, and any interest collected by the Holder in excess of such lawful amount shall be deemed a payment in reduction of the Principal Amount then outstanding under this Security and shall be so applied.

2.        Subordination
          -------------

                    The payment obligations evidenced by this Security shall be subordinate to any indebtedness of the Issuer for cash advanced by any bank or other financial institution ("Bank Debt") but shall rank senior to all other
                                 ----------
indebtedness of the Issuer. The Issuer shall not issue, directly or indirectly, any indebtedness which is senior to the indebtedness evidenced by this Security unless such indebtedness is Bank Debt.

3.        Redemption
          ----------

                    A. Optional Redemption. This Security will be redeemable at the option of the Issuer at any time, in whole or in part, upon not less than thirty (30) nor more than sixty (60) days' notice, at 100% principal amount thereof, plus accrued and unpaid interest.

                                                             Page 16 of 67 Pages

                    At least thirty (30) days but not more than sixty (60) days before a redemption date, the Issuer shall send a notice of redemption, first-class mail, postage prepaid, facsimile with answer back and courier to follow to the Holder(s) of this Security to be redeemed at the address(es) of the Holder as they appear in the Register.

                    If this Security is redeemed subsequent to a Record Date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest will be paid on such Interest Payment Date to the Holder of the Security on such Record Date.

                    B. Mandatory Redemption. The Security will be redeemable at the option of the Holder(s) in whole or in part at any time on or after the earlier of (i) January 1, 2001 and (ii) the date on which the Issuer raises cash proceeds aggregating at least $10 million from any transaction or series of transactions involving the sale of debt, equity or assets (a "Put Date") upon not less than five (5) business days written notice to the Issuer at 100% principal amount thereof, plus accrued and unpaid interest. The Issuer covenants and agrees that it will immediately (but in any event within one (1) Business
Day) advise the Holder of the  occurrence  of any Put Date  described  in clause
(ii) above.

4.        Affirmative Covenants of Issuer
          -------------------------------

                    A. Visits and Inspections. The Issuer will permit the Holder, upon reasonable notice, to (i) visit and inspect the properties of the Issuer during business hours, (ii) inspect and make extracts from and copies of its books and records, and (iii) discuss with and obtain information from its principal officers, its business, assets, liabilities, financial position, results of operations and business prospects. The Issuer will also permit the Holder to discuss with its respective auditors its businesses, assets, liabilities, financial positions, results of operations and business prospects.

                    B. Reporting. The Issuer will make available or cause to be made available to each Holder as soon as practicable (except to the extent such Holder specifically requests otherwise):

                    (i) all annual, quarterly and periodic reports prescribed by Sections 13, 14 and 15(d) of the Exchange Act (whether or not the Issuer is subject to such requirements);

                    (ii) all reports furnished to the Issuer's board members and securityholders;

                    (iii)any reports  (including  management  reports) submitted to the Issuer by the Issuer's independent public accountants;

                    (iv) a copy of the annual budget for the Issuer (in no event later than 60 days after the commencement of each fiscal year) and any material amendment thereto;

                                                             Page 17 of 67 Pages

                    (v) notice of the commencement of and progress of any material proceedings or investigations by or before any governmental body, court or arbitrator against, or to the extent known to the Issuer, in any other way relating adversely to the Issuer;

                    (vi) notice of any material  adverse  change with respect to the business, financial position, results of operations or prospects of the Issuer;

                    (vii)notice and details of any default or the  occurrence or non-occurrence of any event which constitutes, or which with the passage of time or giving of notice or both would constitute a default by the Issuer under any material agreement other than this Agreement to which the Issuer is party or by which any of its properties may be bound;

                    (viii) such other  information  or reports  relating  to the
                         Issuer as the Holder may reasonably request.

                    C. Reservation and Issuance of Common Stock. The Issuer covenants that it will at all times reserve and keep available out of its authorized shares of Common Stock par value $.001 per share (the "Common
                                                                          ------
Stock"),  free from  preemptive  rights,  solely  for the  purpose of issue upon
-----
conversion of the Securities as herein provided, such number of shares of the as shall then be issuable upon the conversion of all outstanding shares of the Securities into Common Stock. The Issuer covenants that all shares of Common Stock which shall be so issuable shall, when issued, be duly and validly issued and fully paid and non-assessable.

                    D. Compliance With Governmental Requirements. The Issuer covenants that if any shares of Common Stock required to be reserved for purposes of conversion of Securities hereunder require registration with or approval of any governmental authority under any Federal or State law, or any national securities exchange, before such shares may be issued upon conversion, the Issuer will use its best efforts to cause such shares to be duly registered or approved, as the case may be.

                    E. Notification of Certain Matters. The Issuer shall notify the Holders promptly (and in any event no later than 10 days prior to any applicable record date) of any proposal for the authorization or issuance of rights or other distributions to securityholders, any subdivision, combination or reclassification affecting the capital stock, any merger or consolidation affecting the Issuer, the voluntary or involuntary dissolution, liquidation or winding-up of the Issuer or any sale or transfer of any significant portion of the Issuer's assets.

5.        Negative Covenants
          ------------------

                    A. Restricted Payments. Without the written consent of a majority of holders of an aggregate principal amount of the Securities outstanding (the "Majority Holders"), the Issuer will not make to any Person (i)
                  ----------------
any dividend or other payment or distribution on any capital stock of the Issuer; (ii) any payment on account of the purchase, redemption, retirement or other acquisition of any shares of the Issuer's capital stock any option,

                                                             Page 18 of 67 Pages


warrant or other right to acquire shares of the Issuer's capital stock, or (iii) any defeasance, redemption, repurchase or other acquisition or retirement for value prior to scheduled maturity of any indebtedness ranked pari passu or
                                                                   ---- -----
subordinate in right of payment to the Securities and having a maturity date subsequent to the maturity of the Securities. "Person" means an individual,
                                                  ------
corporation, limited liability company, partnership, association, trust or other entity or organizations, including a government or political subdivision or an agency or instrumentality thereof.

                    B. Transactions with Affiliates. Without the written consent of the Majority Holders, the Issuer shall not conduct any business or enter into any transactions or series of similar transactions with an Affiliate of the Issuer or any legal or beneficial owner of 5% or more of any class of capital stock of the Issuer with an Affiliate of such owner unless the terms of such business transaction or series of transactions are set forth in writing and as favorable to the Issuer as terms that would be obtainable at the time for a comparable transaction or series of similar transactions in arm's length dealings with an unrelated third person. For purposes of this paragraph B, Quantum Industrial Partners LDC shall not be deemed to be and Affiliate. Notwithstanding the foregoing, the Issuer shall not make, or cause any other party to make, any loans to any shareholders of the Company. The Company further agrees that it will not enter into any transaction with any Affiliate or any legal or beneficial owner of 5% or more of any class of capital stock of the Company or an Affiliate or family member of such person unless the terms of such transaction have been presented to and approved by the Board of Directors of the Issuer. "Affiliate" of any Person means any other Person directly or indirectly
          ---------
controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the
                -----------       ----------
foregoing.

                    C. Amendment to Certain Documents. The Issuer shall not enter into any amendment of, or agree to or accept or consent to any waiver of any of the material provisions of its certificate of incorporation (including any certificate of designation) or By-laws.

                                                             Page 19 of 67 Pages

6.        Default
          -------

                    The occurrence of any of the following events or conditions shall constitute an event of default (each an "Event of Default") with respect
                                                ----------------
to the Issuer of this Security:

                    (a) Any amounts due under this Security are not paid on the day after the due date therefore.

                    (b) The Issuer or any subsidiary of the Issuer (i) shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or Issuer shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Issuer any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of ninety (90) days.

                    (c) The Issuer shall fail to perform any agreement or covenant on its part contained herein or in the Exchange Agreement.

                    (d) Any default by the Issuer or any subsidiary with respect to any indebtedness (whether existing or hereinafter created) which would permit the holder thereof to declare such indebtedness to be due and payable prior to its stated maturity.

                    Upon the occurrence and during the continuance of an Event of Default, the Holder will have the option, upon notice to the Issuer, of declaring the principal amount hereunder together with unpaid accrued interest thereon to be immediately due and payable.

                    The Issuer agrees to pay on demand all of the Holder's costs and expenses, including without limitation reasonable attorneys' fees, in connection with the collection of any sums due the Holder, the enforcement or protection of its rights hereunder, any amendment to this Security or any waiver hereunder or under the Exchange Agreement.

                    No failure on the part of the Holder or other holders hereof to exercise any right or remedy hereunder, whether before or after the happening of a default shall constitute a waiver thereof, and no waiver of any past default shall constitute waiver of any future default or of any acceptance of a past due installment, or indulgence granted from time to time shall be construed to be a waiver of the right to insist upon prompt payment thereafter or to impose late charges retroactively or prospectively, or shall be deemed to be a novation of this Security or as a reinstatement of the debt evidenced hereby or as a waiver of such right or acceleration or any other right, or be construed so as to preclude the exercise of any right which the Holder may have, whether by the laws of the State of New York, by agreement or otherwise; and the Issuer hereby expressly waives the benefit of any statute or rule of law or equity which would produce a result contrary to or in conflict with the foregoing.

                                                             Page 20 of 67 Pages

7.        Conversion
          ----------

                    Subject to and upon compliance with the provisions of this Section, the principal amount of this Security, or any portion thereof may, at any time and at or before the close of business on January 1, 2003, or thereafter if any Event of Default shall occur and be continuing, be converted into duly authorized, validly issued, fully-paid and nonassessable shares of Common Stock at $2.75 per share (the "Conversion Price"), or, in case an
                                           -----------------
adjustment in the Conversion Price and the securities or other property issuable upon conversion has taken place pursuant to Section 8 hereof, then at the applicable Conversion Price and in such securities or other property as so adjusted, upon surrender of the Security or Securities, the principal amount of which is so to be converted, to the Issuer at any time during usual business hours at the Issuer's offices, accompanied by a written notice of election to convert as provided in the form attached hereto and, if so required by the Issuer, by a written instrument or instruments of transfer in form satisfactory to the Issuer duly executed by the registered holder or his attorney duly authorized in writing.

                    No payment or adjustment will be made for dividends on any Common Stock except as provided in Section 8 hereof. On conversion of a Security, that portion of any interest accrued and unpaid interest attributable to the period from December 19, 1997 to the Conversion Date with respect to the converted Security shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock, in exchange for the Security being converted pursuant to the provisions hereof. If the Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total Principal Amount of the Securities converted.

                    As promptly as practicable after the surrender, as herein provided, of any Security or securities for conversion, the Issuer shall deliver or cause to be delivered at its said office or agency to or upon the written order of the holder of the Security or securities so surrendered a certificate or certificates representing the number of duly authorized, validly issued, fully-paid and nonassessable shares of Common Stock, into which such Security or Securities may be converted in accordance with the provisions of Section 7. Prior to delivery of such certificate or certificates, the Issuer shall require a written notice at its said office or agency from the Holder of the Security or securities so surrendered stating that the holder irrevocably elects to convert such Security or Securities, or, if less than the entire principal amount thereof is to be converted, stating the portion thereof to be converted. Such notice shall also state the name or names (with address and social security or other taxpayer identification number) in which said certificate or certificates are to be issued. Such conversion shall be deemed to have been made at the time that such Security or Securities shall have been surrendered for conversion and such notice shall have been received by the Issuer, the rights of the holder of such Security or Securities as a Securityholder shall cease at such time, the person or persons entitled to receive the shares of Common Stock, upon conversion of such Security or Securities shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time and such conversion shall be at the Conversion Price in effect at such time. In the case of any Security which is converted in part only, upon such conversion, the Issuer shall execute and deliver to the holder thereof, as requested by such holder, a new Security or securities of authorized denominations in aggregate principal amount equal to the unconverted portion of such Security.

                                                             Page 21 of 67 Pages


8.        Adjustment of Conversion Price
          ------------------------------

                    The Conversion Price in effect at any time shall be subject to adjustment from time to time upon the happening of certain events, as follows:

                    (i) In case the Issuer shall at any time after the date hereof (1) declare or pay a dividend in shares of Common Stock or make a distribution of Common Stock, (2) subdivide its outstanding shares of Common Stock, (3) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (4) issue any shares of its capital stock in a reclassification of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Issuer is the continuing entity), the number of shares of Common Stock purchasable upon conversion immediately prior thereto shall be adjusted so that the Holder of the Securities shall be entitled to receive the number shares of Common Stock or other securities of the Issuer which he would have owned or have been entitled to receive after the happening of any of the events described above, had conversion occurred immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (i) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                    (ii) In case the  Issuer  shall at any time  after  the date hereof issue rights, options or warrants to all holders of its outstanding Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share which is lower at the record date mentioned below than the higher (A) of the market price per share of the Common Stock (as defined in Section (v) below) and (B) the Conversion Price, then the number of shares of Common Stock thereafter purchasable upon conversion shall be determined by multiplying the number of shares of Common Stock theretofore purchasable upon conversion by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the record date for determining stockholders entitled to receive such rights, options or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on the record date for determining stockholders entitled to receive such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the current market price per share of Common Stock at such record date. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective as of immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

                    (iii)In case the  Issuer  shall at any time  after  the date hereof distribute to all holders of its shares of Common Stock evidences of its indebtedness or assets (including securities and cash dividends not paid out of funds legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Issuer or not made in the ordinary course of

                                                             Page 22 of 67 Pages

               business), but excluding dividends or distributions referred to in Section (i) above or rights or options or warrants referred to in Section (ii) above, then in each case the number of shares of Common Stock thereafter purchasable upon conversion shall be determined by multiplying the number of shares of Common Stock theretofore purchasable upon conversion by a fraction, of which the numerator shall be then current market price per share of
               Common Stock (as defined in Section (v) below) on the date of such distribution, and of which the denominator shall be then current market price per share of Common Stock, less then fair value (as reasonably determined in good faith by the Board of Directors of the Issuer, whose reasonable determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights or securities or warrants applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination o shareholders entitled to receive such distribution.

                    (iv) In case the  Issuer  shall at any time  after  the date hereof issue shares of Common Stock, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding (A) shares, rights, options, warrants or convertible or exchangeable securities issued in any of the transactions described in Sections (i) through (iii) above and (B) 42,650 options contemplated to be issued to G & S Technologies, Inc., as described in Schedule 3.8 to the Exchange Agreement, a price per share of Common Stock (as determined in accordance with Section
               (v) below) that is lower than the higher of (A) the current market value per share of Common Stock (as determined in accordance with Section (v) below) on the date of such sale or issuance or on the date of the agreement for such sale or issuance (whichever is more) and (B) the Conversion Price, then in each case the number of shares of Common Stock thereafter purchasable upon conversion shall be increased by multiplying the number of shares of Common Stock theretofore purchasable upon the conversion by a fraction, the numerator of which shall be (I) the total number of shares of Common Stock issuable in connection with such sale and issuance, and the denominator of which shall be (II) the number of shares of Common Stock that the aggregate consideration received (determined as provided below) for such sale or issuance would purchase at the higher of the prices referred to in (A) and (B) above. Such adjustment shall be made successively whenever such an issuance is made. For the purposes of such adjustments, the shares of Common Stock that the holder of such rights, options, warrants, or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale and issuance and the consideration received by the Issuer therefor shall be deemed to be the consideration received by the Issuer, plus the consideration or premiums stated in such rights, options, warrants or convertible or exchangeable securities to be paid for the shares of Common Stock covered thereby. In case the issuer shall sell and issue shares of Common Stock or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase Common Stock, for a consideration consisting, in whole or in part, of property

                                                             Page 23 of 67 Pages

               other than cash or its equivalent, then in determining the "price per share of Common Stock" and the "consideration received by the Issuer" for purposes of the first sentence of this Section (iv), the Board of Directors of the Issuer shall determine, on a reasonable basis and in good faith, the fair value of such property. In case the Issuer shall sell and issue rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock together with one or more other securities as part of a unit at a price per unit, then in determining the "price per share of Common Stock" and the consideration received by the Issuer for purposes of the first sentence of this Section (iv), the Board of Directors shall determine, on a reasonable basis and in good faith, the fair value of the rights, options, warrants or convertible or exchangeable securities then being sold as part of such unit.

                    (v) For the purpose of any computation under sections (ii) through (iv) above, the current market price per share of Common Stock at any date shall be the average of the current market value of Common Stock for the 20 consecutive trading days commencing 30 trading days prior to such date; provided, that, if
                                                              --------  ----
               the Common Stock is not then publicly traded, the current market price per share shall be the average of the market value of the Common Stock of the last 20 consecutive trading days prior to the last day of trading; provided, however that such date is not earlier than 180 days prior to the date as of which such price is required to be determined, and otherwise such price shall be determined by an opinion of a nationally recognized independent investment bank selected by the mutual agreement of the Issuer and the Holder. In the case of rights, options, warrants or convertible or exchangeable securities, the price per share of Common Stock shall be determined by dividing (x) the total amount received or receivable by the Issuer in consideration of the sale and issuance of such rights, options, warrants or convertible or exchangeable securities, plus the total consideration payable to the Issuer upon exercise or conversion or exchange thereof, by
               (y) the total number of shares of Common Stock covered by such rights, options, warrants or convertible or exchangeable securities.

                    (vi) No  adjustment  in the number of shares of Common Stock convertible hereunder shall be required unless such adjustment would result in an increase or decrease of at least one percent (1%) of the number of shares of Common Stock for which shares of the Securities are convertible; provided, that any adjustments
                                                 --------   ----
               which by reason of this Section (vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. Whenever an adjustment shall be made pursuant to (i) through (v) above, the Conversion Price shall be adjusted accordingly. All calculations shall be made to the nearest one-thousandth of a share.

                    (vii)No adjustment in the number of shares of Common Stock received upon conversion need be made under Sections (ii) through
               (iv) above if the Issuer issues or  distributes  to the Holder of the Securities shares of Common Stock, the shares, rights, options, warrants, or evidences of indebtedness or assets

                                                             Page 24 of 67 Pages


               referred to in those Sections which such Holder would have been entitled to receive had this conversion not occurred prior to the happening of such event or the record date with respect thereto.

                    (viii) For the purpose of this  Section 8, the term  "shares of Common  Stock" shall mean (i) Common  Stock of the Issuer,  or
               (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to clause (ii) above, the Holders shall become entitled to receive any securities of the Issuer other than shares of Common Stock, thereafter the number of such other shares so receivable upon conversion shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in Section (i) through (iv) above, and the other provisions of this Section 8 shall apply on like terms to any such other securities.

                    (ix) Except as provided in Sections (i) through (iii) above, no adjustment in respect of any dividends shall be made during the term of the Securities or upon the conversion of the Securities.

                    (x) Upon the expiration of any rights, options, warrants or conversion or exchange privileges with respect to which an adjustment shall have been made pursuant to Section (ii) or (iv) above, if any rights, options, warrants or conversion or exchange privileges thereof have not been exercised, the number of shares of Common Stock purchasable upon conversion will, upon such expiration, be readjusted and will thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options or warrants or conversion or exchange rights and
               (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Issuer upon such exercise, conversion or exchange plus the aggregate consideration, if any actually received by the Issuer for the issuance, sale or grant of all such rights, options or warrants, whether or not exercised.

                    Whenever the number of shares purchasable upon conversion shall be adjusted as required by the provisions of this Section 8, the Issuer shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officers' certificate showing the adjusted number of shares determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officers' certificate shall be signed by the chairman, president or chief financial officer of the Issuer and by the secretary or any assistant secretary of the Issuer. Each such officers' certificate shall be made available at all reasonable times for inspection by any holder of shares of the Securities and the Issuer shall, forthwith after each such adjustment, mail a copy, by first-class mail, of such certificate to the each of the Holders.

                                                             Page 25 of 67 Pages

9.        Reclassification, Reorganization, Consolidation or Merger
          ---------------------------------------------------------

                    In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Issuer (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of Common Stock) or in case of any consolidation or merger of the Issuer with or into another corporation (other than a merger with a subsidiary in which merger the Issuer is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon conversion) or in case of any sale, lease, transfer or conveyance to another corporation of the property and assets of the Issuer as an entirety or substantially as an entirety, the Issuer shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter, by converting such Holder's shares of the securities, to receive in lieu of the receipt of shares of Common Stock the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, capitalization, reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that would have been received upon conversion immediately prior to such reclassification, capitalization, reorganization, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments in respect of such shares of stock and other securities and property that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Security. The foregoing provisions of this paragraph shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capitalization reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for, or of, a security of the Issuer other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Paragraph (iv) of Section 8.

10.       Miscellaneous
          -------------

                    This Security shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, without regard to any conflict of law provisions. The parties hereto, including all guarantors or endorsers, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Security, except as specifically provided herein, and assent to extensions of the time of payment, or forbearance or other indulgence without notice. The Holder of this Security by acceptance of this Security agrees to be bound by the provisions of this Security which are expressly binding on such Holder.

                    In determining whether the holders of the requisite aggregate principal amount of Securities have concurred in any direction, consent or waiver under this Security, Securities which are owned by the Issuer or any other obligor on the Securities or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that
                                                                   --------

                                                             Page 26 of 67 Pages


any Securities owned by Quantum Industrial Partners LDC or any Affiliate thereof shall be deemed outstanding for purposes of making such a determination.

                    The Issuer may not assign any of its rights or delegate any of its obligations under this Security (or any part thereof) without the prior written consent of the Holder.

                    The Issuer represents, warrants and covenants to Holder that it shall use its last efforts to repay this Security in accordance with the terms hereof.

                    The Section headings herein are for convenience only and shall not affect the construction hereof.

                                                             Page 27 of 67 Pages

                    IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.


                                        T/F PURIFINER, INC.

[Seal]


                                        By   __________________________________
                                             Name:
                                             Title

Dated:    ___________ __, 1998

Attest:


______________________________

                                                             Page 28 of 67 Pages

                           [FORM OF CONVERSION NOTICE]

                12% Senior Subordinated Convertible Note due 2003

To:       T/F Purifiner, Inc.

                    The undersigned owner of this Security hereby: (i) irrevocably exercises the option to convert this Security, or the portion hereof below designated, for shares of Common Stock, par value $.01 per share ("Common
                                                                          ------
Stock"),  of T/F Purifiner,  Inc. in accordance  with the terms of this Security
-----
and (ii) directs that such shares of Common Stock deliverable upon the conversion, together with any check in payment for fractional shares and any Security(ies) representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares are to be delivered registered in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Dated:    ___________________

                              Name:     _______________________________________

                              _________________________________________________
                              Signature

                              Principal Amount to be Converted: (if less than all)

                              $    ____________________________________________


                    Fill in for registration of shares if to be delivered, and of Securities if to be issued, otherwise than to and in the name of the registered holder.

                              _________________________________________________
                              Social Security or Other

                              Taxpayer Identification Number

                              _________________________________________________
                              (Name)

                              _________________________________________________
                              (Street Address)

                              _________________________________________________
                              (City, State and Zip Code)